Exhibit 99.2

Second Quarter 2016 Earnings Presentation NASDAQ: GNBC July 28, 2016

Today’s Speakers Manny Mehos – Chairman and Chief Executive Officer Geoff Greenwade – President and Bank Chief Executive Officer Donald Perschbacher – Executive Vice President & Corporate Chief Credit Officer John Durie – Executive Vice President and Chief Financial Officer

Safe Harbor The following information contains, or may be deemed to contain, "forward-looking statements" (as defined in the U.S. Private Securities Litigation Reform Act of 1995) giving Green Bancorp, Inc.’s (“Green Bancorp”) expectations or predictions of future financial or business performance or conditions. Most forward-looking statements contain words that identify them as forward-looking, such as "plan", "seek", "expect", "intend", "estimate", "anticipate", "believe", "project", "opportunity", "target", "goal", "growing“, "continue“, “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions that relate to future events, as opposed to past or current events. By their nature, forward-looking statements are not statements of historical facts and involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. These statements give Green Bancorp's current expectation of future events or its future performance and do not relate directly to historical or current events or Green Bancorp's historical or future performance. As such, Green Bancorp's future results may vary from any expectations or goals expressed in, or implied by, the forward-looking statements included in this presentation, possibly to a material degree. Green Bancorp cannot assure you that the assumptions made in preparing any of the forward-looking statements will prove accurate or that any long-term financial goals will be realized. All forward-looking statements included in this presentation speak only as of the date made, and Green Bancorp undertakes no obligation to update or revise publicly any such forward-looking statements, whether as a result of new information, future events, or otherwise. In particular, Green Bancorp cautions you not to place undue weight on certain forward-looking statements pertaining to potential growth opportunities or long-term financial goals set forth herein. Green Bancorp's business is subject to numerous risks and uncertainties, which may cause future results of operations to vary significantly from those presented herein. In addition to factors previously disclosed in Green Bancorp’s reports filed with the SEC and those identified elsewhere in this co millionunication, the following factors among others, could cause actual results to differ materially from forward-looking statements: difficulties and delays in integrating the Green Bancorp and Patriot Bancshares, Inc. businesses or fully realizing cost savings and other benefits; business disruption following the proposed transaction; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Second Quarter Highlights Earnings per diluted share of $0.10, compared to $0.05 in the first quarter of 2016, after recording $11.0 million in provision for loan losses Net income of $3.6 million, compared to $1.8 million in the first quarter of 2016 Pre-tax, pre-provision adjusted net income of $16.7 million, compared to $19.3 million in the first quarter of 2016 and $9.3 million in the second quarter of 2015 Loan growth of $21.3 million to $3.2 billion, compared with March 31, 2016

Core profitability remains robust, despite overhang from energy portfolio Pre-Tax Pre-Provision Adjusted Net Income (*) excludes one-time acquisition expenses $9,296 $10,469 $19,657 $19,286 $16,685 61.1% 56.4% 50.0% 49.8% 55.3% 45% 50% 55% 60% 65% $5,000 $7,500 $10,000 $12,500 $15,000 $17,500 $20,000 2Q15 3Q15 4Q15 1Q16 2Q16 PTPP Adj. Net Income Adj. Efficiency Ratio*

Deposit Update Total deposits increased $150.2 million during the second quarter to $3.2 billion Noninterest-bearing deposits were 18.2% of deposits at June 30, 2016 Cost of deposits including noninterest-bearing was 0.64%, up 12 bps from the first quarter Deposit cost impacted by a $652,000 decrease in accretion of purchase accounting marks Highlights Total Deposit Composition

Loan Update Total loans increased by $21.3 million during the second quarter to $3.2 billion Loan yield for the second quarter of 2016 was 4.76% Loan yield, excluding fees, for the second quarter was 4.29%, unchanged from the first quarter of 2016 Fees and discounts at payoff contributed approximately 12 basis points to the second quarter loan yield Accretion of fees and discounts (net) contributed approximately 35 basis points to the second quarter loan yield Highlights Total Loan Composition

Our current group of bankers have the capacity to support up to $4 billion of both loans and deposits: Existing Banker Capacity 6% 19% 41% 13% 21% Banking Staff as of June 30, 2016 Private Banker - 5 Business Banker - 17 Commercial Banker - 36 Specialty Banker - 11 Deposit Relationship Manager - 18

Managed Asset Reduction Strategy ‘MARS’ MARS program was announced on the first quarter 2016 earnings call and is management’s top strategic priority Primary goal of MARS is to resolve, primarily via payoff or sale, the company’s energy portfolio Closed $8.7 million portfolio sale of E&P loans on July 20  MARS Energy portfolio consists of $104 million E&P loans and $137 million OFS loans as of July 21, 2016 Broader MARS portfolio also includes non-energy classified loans and purchase credit impaired loans acquired in previous acquisitions Strategy is progressing in line with expectations Energy loans reduced by $37 million since the end of Q1 2016 through July 21 Loss on energy loan resolutions totaled $3 million with $2.4 million related to a write-down on the $8.7 million loan sale Energy loans are now 7.5% of total loans vs. 8.8% of total loans as of March 31, 2016 Approximately 80% of the MARS portfolio is scheduled to be resolved by March 31, 2017, with other loans to be resolved thereafter Expect to build capital through the duration of the MARS plan 9

Overview of MARS Progress

Process and Resolution Alternatives

- MARS borrowers have been directly informed of the disposition strategy
- Loans will be resolved under the following categories:
  - Reclassification and Upgrade: seek to change primary support for loans to non-energy collateral and/or co-borrowers
  - Payoff at Par: borrower to refinance elsewhere where collateral value and loan performance allow
  - Payoff at Discount: allow borrower to repay at discount subject to repayment capacity
  - Foreclose and Sell Collateral: to utilize where borrower is in default, discounted payoff not feasible, and loan not suitable for sale
  - Portfolio or Asset Sales: to be used where above strategies are not suitable

MARS Energy Portfolio Resolution

($ in millions)



$ 277
$ 166
$ 111
$ 36
$ 241
$ 137
$ 104
1Q16
Δ
2Q16 (excl. HFS)
Production
OFS

GREEN BANCORP
10

Credit Quality NPA’s totaled $93.5 million or 2.44% of period end assets at June 30, 2016 compared to $77.5 million or 2.01% of period end total assets at March 31, 2016 The net increase in NPAs is due to expected energy-related grade migration Over 50% of the grade migration was driven by a single classified OFS loan within the MARS portfolio Allowance for loan losses was 1.49% of total loans at June 30, 2016, an increase of 24 basis points from 1.25% at March 31, 2016 Provision expense of $11.0 million in the second quarter 2016 reflects the addition of $7 million in specific reserves related to increased impairment in E&P credits, an increase in reserves on purchased credit impaired loans, and a $2.4 million write-down related to the loan portfolio sale

Second Quarter 2016 Financial Highlights 2016 Q2 2016 Q1 Net Income(1) 3,655 2,093 EPS(1) $0.10 $0.06 ROAA(1) 0.39% 0.22% Loans(2) $3,189,436 $3,168,183 Deposits $3,207,261 $3,057,019 ($ in thousands) *$ in thousands, except per share data Excluding one-time acquisition expenses Excluding loans held for sale $5,435 $4,604 $4,630 $2,093 $3,655 $0 $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 2Q15 3Q15 4Q15 1Q16 2Q16 Net Income (1)

Noninterest Income ($ in thousands) $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 $4,500 2Q15 3Q15 4Q15 1Q16 2Q16 Other Gain on sale of available-for-sale securities, net Gain on sale of held-for-sale loans, net Gain on sale of guaranteed portion of loans, net Loan fees Customer service fees

Noninterest Expense ($ in thousands) $0 $5,000 $10,000 $15,000 $20,000 $25,000 2Q15 3Q15 4Q15 1Q16 2Q16 One-time acquisition expenses Other Professional and regulatory fees Occupancy Salaries and employee benefits

Net Interest Income and Net Interest Margin ($ in thousands) $20,923 $21,162 $35,007 $34,228 $33,541 3.84% 3.63% 3.92% 3.87% 3.74% 4.86% 4.67% 4.91% 4.81% 4.76% 4.47% 4.37% 4.22% 4.29% 4.29% 3.00% 3.50% 4.00% 4.50% 5.00% 5.50% $11,000 $16,000 $21,000 $26,000 $31,000 $36,000 2Q15 3Q15 4Q15 1Q16 2Q16 Net Interest Margin Net Interest Income NII NIM Loan Yield Loan Yield exc. Fees

Performance Metrics (*) excludes one-time acquisition expenses Remaining Banker Capacity Efficiency Ratio

Question & Answer Session